UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2020

America Great Health

(Exact name of registrant as specified in charter)

WYOMING

(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA 91803	28277
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5th, 2020, Andy Weichu Sheng has resigned from his position as the Chief Operating Officer (“COO”) of America Great Health (the “Company”).

Effective April 1st, 2020, David Liu, will be appointed as the Company’s COO in replacement of Mr. Sheng. Mr. Liu has been a General Partner of a healthcare private equity firm Avoda Capital in Shanghai China; he’s also a founder and CEO of a healthcare management consulting company Cherokee Rose Group. Prior to that, he served as General Manager and Vice President of McKesson-US in its Asia Pacific region for ten years. Mr. Liu also served as COO one of the biggest e-commercial platform YesAsia.com in the past. Mr. Liu holds two Bachelor Degrees of Operational Research and Industrial Engineering Science, as well as a MBA Degree from Cornell University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH

Date: March 2, 2020

By:     /s/ Mike Wang

Name:    Mike Wang

Title:      President